Exhibit 1.1

CHASE ISSUANCE TRUST

CHASESERIES

CLASS A(2014-2) NOTES

TERMS AGREEMENT

                                                                                                                   Dated:   March 26, 2014

To:        CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”)

Re:        Underwriting Agreement dated February 10, 2014

Series Designation: CHASEseries

Underwriters:

            The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Terms Agreement (this “Agreement”) and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein in its entirety and made a part hereof.

Terms of the Class A(2014-2) Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$625,000,000	2.77% per annum	99.93762%

Interest Payment Dates:  The 15th of each month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing May 15, 2014.

Indenture:    The Third Amended and Restated Indenture, dated as of December 19, 2007, as amended, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee, and acknowledged and accepted by the Bank, as Servicer.

Asset Pool One Supplement:    The Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, as amended, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and acknowledged and accepted by the Bank, as Transferor, Servicer and Administrator.

Indenture Supplement:    The Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Terms Document:    The Class A(2014-2) Terms Document, to be dated as of April 2, 2014, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Transfer and Servicing Agreement:    The Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, as amended, among the Bank, as Transferor, Servicer and Administrator, Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2014-2) Notes: 99.58762%

Registration Statement:   333-192048

Underwriting Discounts and Commissions, Selling Concessions and Reallowance:

The Underwriters’ discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2014-2) Notes, shall be as follows:

Underwriting Discounts and Commissions	Selling Concessions	Reallowance
0.35000%	0.21000%	0.10500%

Underwriters’ Information:    The information furnished by the Underwriters through the Representative for purposes of subsection 8(b) of the Underwriting Agreement consists of the chart and the third and ninth paragraphs under the heading “Underwriting” in the Prospectus Supplement.

Most Recent Quarterly Filing Date:    February 10, 2014.

Closing Date:  Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank and the Issuing Entity hereby agree that the Closing Date shall be April 2, 2014 at 10:00 a.m., New York Time.

Applicable Time: 3:38 p.m. (New York Time) on March 26, 2014.

Location of Closing:    Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

2

Payment for the Notes:

    The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

3

J.P. MORGAN SECURITIES LLC As Representative of the Underwriters named in Schedule I hereto

By:	/s/ Alexander Wiener
Name: Alexander D. Wiener
Title: Executive Director

Accepted:
CHASE BANK USA, NATIONAL ASSOCIATION
By:	/s/ David A. Penkrot
Name: David A. Penkrot
Title: Senior Vice President

CHASE ISSUANCE TRUST
By:	CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Beneficiary on behalf of the Issuing Entity
By:	/s/ David A. Penkrot
Name: David A. Penkrot
Title: Senior Vice President

Chase Issuance Trust

CHASEseries Class A(2014-2) Terms Agreement

Signature Page

SCHEDULE I

UNDERWRITERS

$625,000,000 Principal Amount of CHASEseries Class A(2014-2) Notes

Principal Amount
J.P. Morgan Securities LLC	$209,000,000
Mitsubishi UFJ Securities (USA), Inc.	$208,000,000
RBS Securities Inc.	$208,000,000

Total	$625,000,000

ANNEX I

TIME OF SALE INFORMATION

•    Preliminary Prospectus Supplement, dated March 26, 2014.

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

•     Class A(2014-2) Transaction Summary, dated March 26 2014.

•    Ratings Issuer Free Writing Prospectus, dated March 26, 2014.